EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender of
8 1/4% Senior Notes Due 2013

of

WACKENHUT CORRECTIONS CORPORATION

         This notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) 8 1/4% senior notes due 2013 (the “Old Notes”) are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the “Exchange Agent”) on or prior to the expiration date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Procedures For Tendering” in the Prospectus.

The Exchange Agent:

The Bank of New York

By Registered or Certified Mail, Overnight Courier or Hand Delivery:

The Bank of New York

101 Barclay Street, 8W
New York, New York 10286

Attn: Corporate Finance Unit

Facsimile Transmissions	To Confirm by Telephone
(Eligible Institutions Only):	or for Information Call:
(212) 815-5704	(212) 815-4812

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal accompanying this Notice.

Ladies and Gentlemen:

      The undersigned hereby tenders to Wackenhut Corrections Corporation, a Florida corporation (the “Company”), upon the terms and subject to the conditions set forth in the Company’s Prospectus dated            , 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering.”

Aggregate Principal Amount of Notes Tendered

(must be integral multiples of $1,000):

Certificate Nos. (if available):

(Check box if Notes will be tendered by book-entry transfer)

☐     The Depository Trust Company

Account Number:

Dated:

Name(s) of Record Holder(s):

(Please Print)
Address(es):

(Zip Code)
Area Code and Tel. No.:

Signature(s):

Dated:

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The Guarantee Below Must Be Completed

Guarantee

(Not To Be Used For Signature Guarantee)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

Zip Code
Area Code and Tel. No.:

Authorized Signature

Please Print Name

Title:

Note: Do not send Old Notes with this Notice of Guaranteed Delivery. Actual surrender of Old Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

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